                                                              EXHIBIT 2.2

                           STOCK PURCHASE AGREEMENT

                                     among
                             UNIPHASE CORPORATION

                      FIBEROPTIC ALIGNMENT SOLUTIONS, INC.

                                      and

           THE SHAREHOLDERS OF FIBEROPTIC ALIGNMENT SOLUTIONS, INC.


                           Dated as of May 24, 1996
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                           STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (the "Agreement"), dated and effective as of May 24, 1996, by and among Fiberoptic Alignment Solutions, Inc., a corporation organized and existing under the laws of the State of Illinois ("FAS" or "Target Corporation"), Uniphase Telecommunications Products, Inc., a corporation organized and existing under the laws of the State of Delaware ("UTP" or "Acquiring Corporation"), and each and every shareholder of FAS identified on the signature pages hereto (individually, a "Shareholder", collectively, the "Shareholders"). Certain capitalized terms in this Agreement are defined in
Section 10.12.

                                    RECITALS
                                    --------

     A. The Shareholders are the record owners of all of the 1,000 outstanding shares at no par value of the common stock of the Target Corporation (the "Shares"). The Acquiring Corporation wishes to purchase all of the outstanding Shares of the Target Corporation from the Shareholders upon the terms herein provided.

     B. To induce Acquiring Corporation to enter into this transaction, the Shareholders are willing to make the representations and warranties set forth herein.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

                                   AGREEMENT
                                   ---------

                                   ARTICLE 1
                          PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, and in accordance with the Business Corporation Act of 1983 of the State of Illinois (the "IBCA"), at the Closing (as defined below), each Shareholder agrees to sell and transfer to the Acquiring Corporation, and the Acquiring Corporation agrees to purchase from each Shareholder, all of the Shares owned by such Shareholder. The obligations of each of the Shareholders to sell the Shares held by him shall be several and not joint.

     1.2 Purchase Price. In consideration of the sale of the Shares by the Shareholders, and in consideration of the representations, warranties and covenants of the Target Corporation and the Shareholders, the Acquiring Corporation agrees to pay to the Shareholders the amount of $6,197.03 per Share (except as provided in Exhibit B attached hereto) for an aggregate consideration of $6,197,030 (the "Purchase Price"). The Purchase Price shall be paid by Uniphase to the Shareholders at the Closing by way of a certified or bank cashier's check or wire transfer ("Same Day Funds") or pursuant to an unsecured promissory note delivered to the Shareholders at Closing in substantially the form attached hereto as Exhibit A-1 and, in the case of the promissory note deliverable to J. Timothy Greaves, Exhibit A-2 (the "Note(s)"). The allocation of the Purchase Price between cash and Notes to each Shareholder is set forth in Exhibit B attached hereto.

     1.3 The Closing. Within three business days after the execution of this Agreement (or such later date as the parties may agree), a closing (the "Closing") will be held at the offices of Morrison & Foerster, 755 Page Mill Road, Palo Alto, California 94306 (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions contained herein as of the Closing Date (as defined below) and for the purpose of delivering the Shares and payment of the Purchase Price. Subject to the satisfaction or waiver of each of the conditions specified in Articles 7 and 8 hereof as of the Closing Date, the following shall occur:

          (a) Each Shareholder shall deliver or cause to deliver to the Acquiring Corporation certificates representing all of the Shares owned by such Shareholder duly endorsed in favor of Uniphase.

          (b) The Acquiring Corporation shall pay the Purchase Price by delivery of Same Day Funds or Notes to the Shareholders in accordance with Exhibit B attached hereto.

          The date on which the Closing occurs is referred herein as the "Closing Date".

     1.4 Guarantee of Existing Loans of Target Corporation. Uniphase shall use its reasonable commercial best efforts to cause those Shareholders and their respective spouses who have guaranteed those certain loans of Target Corporation in the approximate aggregate principal amount of $175,000 (the "Guaranteed Loans") with First National Bank of Chicago ("First National Bank") to be released from such guarantees within thirty (30) days following the Closing Date. Uniphase agrees to defend, indemnify and hold harmless each of such Shareholders and their spouses from any liability or expenses paid or incurred by such persons after the Closing Date pursuant to such guarantees.

                                       2


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                                  ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF TARGET
                         CORPORATION AND SHAREHOLDERS

     Target Corporation and the Shareholders hereby jointly and severally represent and warrant to Acquiring Corporation as follows:

     2.1 Corporate Organization; Etc.

         (a) Target Corporation is a corporation duly organized, validly existing and in good standing under the law of Illinois; has full power and authority (corporate and otherwise) to carry on its business as it is now being conducted and to own, lease or operate its properties and assets; and is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such licensing or qualification, except in those jurisdictions where the failure to be so duly qualified or licensed in good standing will not have a material adverse effect on the business, operation, properties, assets or condition (financial or otherwise) of the Target Corporation (the "Business"). A schedule initialed and delivered by Target Corporation to Acquiring Corporation prior to the execution and delivery of this Agreement (the "Disclosure Schedule") lists all such jurisdictions in which Target Corporation is qualified or licensed to do business.

         (b) Target Corporation has delivered to Acquiring Corporation complete and correct copies of (i) its Articles of Incorporation, as amended to date, certified by the appropriate official of the Target Corporation's jurisdiction of incorporation; and (ii) its Bylaws, as amended to date, certified by the Secretary of the Target Corporation. The Target Corporation's Certificate of Incorporation and Bylaws are in full force and effect, and the Target Corporation is in full compliance with the provisions thereof.

     2.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Target Corporation consists of 10,000 shares of FAS Stock, no par value per share. At the date hereof, 1,000 shares of FAS Stock were issued and outstanding. All issued and outstanding shares of FAS Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth above, as of the date of this Agreement, there are no shares of capital stock or other securities of Target Corporation outstanding; there are no outstanding options, warrants, conversion or exchange privileges or other rights to purchase or obtain any capital stock of Target Corporation and there are no contracts, commitments, understandings, arrangements or restrictions relating to the issuance, sale, transfer or purchase by Target Corporation of any shares of its capital stock.

     2.3 Subsidiaries. At the date hereof, Target Corporation does not have any Subsidiaries (as defined below) and does not own any equity interest (or have the right to acquire any equity interest) in any other corporation, partnership, joint venture or other business entity.

     2.4 Authorization. Target Corporation has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Target Corporation has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered and no other corporate action is necessary except Target Corporation shareholders' approval of the Exchange. Subject to obtaining the necessary approval by shareholders of Target Corporation, this Agreement is a valid and binding obligation of Target Corporation enforceable in accordance with its terms.

     2.5 No Violation. Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement nor its performance and the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation or Bylaws of Target Corporation, (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the modification or termination of, or cause or permit the acceleration of the maturity of any debt, obligation, contract, commitment or other agreement to which Target Corporation is a party or by which it or its property may be bound, (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, charge or limitation of any kind, upon any property or assets of Target Corporation, or
(d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     2.6 Consents and Approvals of Government Authorities. Except as set forth in the Disclosure Schedule and for filing and recordation of the Articles of Exchange as required by the laws of the States of Illinois, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Target Corporation and the consummation of the transactions contemplated thereby.

     2.7 Financial Statements. Target Corporation has furnished to Acquiring Corporation an unaudited, internal balance sheet of Target Corporation as of July 31, 1995 and a statement of income for the year then ended. Target Corporation also has furnished to Acquiring Corporation the unaudited, internal balance sheet of Target Corporation as of April 30, 1996 and a statement of income for the nine (9) month period then ended. All of such financial statements are in accordance with the books and records of Target Corporation. The above balance sheets and the notes thereto are complete and correct and fully and fairly present the assets, Liabilities and financial condition of Target Corporation as at the respective dates thereof, and the statements of income are complete and correct and fully and fairly present the results of the operations for the periods therein referred to.

     2.8 No Undisclosed Liabilities; Etc. Target Corporation has no Liabilities of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with generally accepted accounting principles except (a) Liabilities that are fully reflected or reserved against in the April 30, 1996 balance sheet (the "Balance Sheet"), which reserves are adequate, appropriate and reasonable, (b) Liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet and (c) as set forth in the Disclosure Schedule.

     2.9 Absence of Certain Changes. Except as and to the extent set forth in the Disclosure Schedule, since the date of the Balance Sheet, Target Corporation has not:

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

         (a) Suffered any material adverse change in its condition (financial or otherwise), working capital, assets, Liabilities, reserves, business, operations or prospects;

         (b) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of the properties, assets or business of Target Corporation (whether or not covered by insurance);

         (c) Borrowed or agreed to borrow any funds or incurred, or assumed or became subject to, whether directly or by way of guarantee or otherwise, any Liability except those incurred in the ordinary course of business and consistent with past practice;

         (d) Paid, discharged or satisfied any claims or Liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

         (e) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except those of a kind permitted under Section 2.10 hereof;

         (f) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

         (g) Cancelled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

         (h) Licensed, disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name, technology, process, or other intangible asset, copyright, or disposed of or disclosed to any Person any trade secret, formula, technology, process or know-how not theretofore a matter of public knowledge;

         (i) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except for normal periodic increases made pursuant to Target Corporation's established compensation policies applied on a basis consistent with that of the prior two years, which policies are briefly summarized in the Disclosure Schedule;

         (j) Made any capital expenditure or commitment in excess of $25,000 individually or in excess of $50,000 in the aggregate for additions to property, plant or equipment;

         (k) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

         (l) Made any change in any method of accounting or accounting practice;

         (m) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any of its officers or directors or any Affiliate or Associate of any of its officers or directors, except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal quarter ended March 31, 1996;

         (n) Entered into any other transaction, contract or commitment other than in the ordinary course of business; and

         (o) Agreed, whether in writing or otherwise, to take any action described in this Section 2.9.

     2.10 Title to Properties; Encumbrances. Except as set forth in the Disclosure Schedule, Target Corporation has good and marketable title to or a valid leasehold interest in all its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet (except for properties and assets sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice), and all the properties and assets purchased or otherwise acquired by Target Corporation since the date of the Balance Sheet. Except as set forth in the Disclosure Schedule, all such properties and assets reflected in the Balance Sheet have a fair market or net realizable value at least equal to the value thereof as reflected therein, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, encumbrance, restriction, variance, charge or limitation of any kind except the following: (a) liens shown on the Balance Sheet securing specified Liabilities or obligations with respect to which no default exists (or event that, whether with or without notice, lapse of time, or the happening or occurrence of any other event would constitute a default); (b) mechanics', carriers', worker's and other similar liens arising in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;
(c) exceptions disclosed in the Disclosure Schedule; (d) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Target Corporation; (e) zoning laws that do not impair the present or anticipated use of the property subject thereto; and (f) liens for current taxes not yet due and payable for which adequate reserves have been provided. The properties and assets of the Target Corporation include all rights, properties and other assets necessary to permit Target Corporation to conduct its business in all material respects in the same manner as it is conducted on, and has been conducted prior to, the date of this agreement.

     2.11 Plants and Equipment. Except as set forth in the Disclosure Schedule, the plants, structures and equipment of Target Corporation are structurally sound with no material defects and in good operating condition and repair and are adequate for the uses to which they are

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

being put; and none of such plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. All buildings, plants and structures owned by Target Corporation lie wholly within the boundaries of the real property owned by Target Corporation and do not encroach upon the property of, or otherwise conflict with the rights of, any other Person.

     2.12 Leases. The Disclosure Schedule contains (a) an accurate and complete list of all leases pursuant to which Target Corporation leases real property, including for each lease a brief description of Target Corporation's financial obligations under such lease, its expiration date and renewal terms and (b) a complete list and description by generic category of all leases pursuant to which Target Corporation leases personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; except as set forth in such Disclosure Schedule, there are no existing defaults by Target Corporation or the other party thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement.

     2.13 Patents, Trademarks, Trade Names. Target Corporation owns, or is licensed or otherwise has the full right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as heretofore conducted. The Disclosure Schedule contains an accurate and complete description of (a) all patents, trademarks, trade names and copyrights used or proposed to be used by Target Corporation, all applications therefor, and the terms of all licenses and other agreements relating thereto, and (b) the terms of all agreements relating to technology, know-how or processes that Target Corporation is licensed or authorized to use by others. Except as set forth in the Disclosure Schedule, Target Corporation has the sole and exclusive right to use the licenses, patents, trademarks, trade names, copyrights, technology, know-how and processes referred to in the Disclosure Schedule, and the consummation of the transactions contemplated hereby will not alter or impair any such rights; no claims have been asserted by any Person to the use of any such licenses, patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and there is no valid basis for any such claim; and the use of such licenses, patents, trademarks, trade names, copyrights, technology, know-how or processes by Target Corporation does not infringe on the rights of any Person.

     2.14 Litigation. Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration or other proceeding, claim, or action of any nature or investigation pending or threatened against or involving Target Corporation, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Target Corporation pursuant to this Agreement or in connection with the transactions contemplated hereby; and Target Corporation does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim, or action of any nature or investigation. Target Corporation is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has had an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

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     2.15  Tax Returns. Target Corporation has duly filed all federal, state, local and foreign tax reports and returns required to be filed by it and, except as set forth in the Disclosure Schedule, has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities; the reserves for taxes reflected in the Balance Sheet are adequate; and there are no tax liens upon any property or assets of Target Corporation. The consolidated federal income tax returns of Target Corporation and the federal income tax returns of each Subsidiary obligated to file a federal income tax return whose results of operations are not consolidated in the federal income tax returns of Target Corporation have been examined by the Internal Revenue Service for all periods to and including those expressly set forth in the Disclosure Schedule; and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Except as set forth in the Disclosure Schedule, the tax returns of each Subsidiary which is based or incorporated outside of the United States have been examined by the relevant national and local taxing authorities or closed without examination in the jurisdictions of their organization or principal place of business for all periods to and including those expressly set forth in the Disclosure Schedule and, except to the extent shown therein, all deficiencies and assessments resulting from such examinations of each Subsidiary have been paid or finally settled and no issue has been raised by any of the relevant taxing authorities in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any further tax liability with respect to the periods which have not been audited by the Internal Revenue Service or the applicable state, local, or foreign tax authorities. All deficiencies and assessments resulting from examination of state, local and foreign tax returns and reports of Target Corporation and each Subsidiary have been paid. Except to the extent set forth in the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period. Neither Target Corporation nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, or a "purchasing corporation," a "target" or a "target affiliate" within the meaning of Section 338 of the Code with respect to any transaction to which
Section 338 applies (other than the transaction contemplated by this Agreement).

     2.16 Insurance. Target Corporation has maintained and now maintains, with reputable and responsible insurance companies or associations, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which Target operates. The Disclosure Schedule contains an accurate and complete description of all policies of fire, liability, worker's compensation and other forms of insurance owned or held by Target Corporation. All such policies are in full force and effect; are sufficient for compliance with all requirements of law and of all agreements to which Target Corporation is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of Target Corporation; will remain in full force and effect through the respective dates set forth in the

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Disclosure Schedule; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     2.17 Benefit Plans. Neither Target Corporation nor any Subsidiary maintains or contributes to, or has maintained or contributed to any "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Target Corporation nor any Subsidiary maintains a welfare, pension or other employee benefit plan outside the United States. Except as set forth in the Disclosure Schedule, neither Target Corporation nor any Subsidiary maintains or contributes to any "employee welfare benefit plan" ("Target Corporation Welfare Plans"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and each such Target Corporation Welfare Plan is in material compliance with the provisions of ERISA. Except as set forth in the Disclosure Schedule, neither Target Corporation nor any Subsidiary maintains any bonus, incentive compensation, deferred compensation, stock option, stock purchase, severance or other fringe benefit plan, whether formal or informal.

     2.18 Bank Accounts. The Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Target Corporation maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     2.19  Contracts and Commitments; No Default.

           (a)  Except as set forth in the Disclosure Schedule:

                (i) Target Corporation has no employment agreement with any officer, employee or agent, nor any agreement that contains any severance or termination pay Liabilities or obligations;

                (ii) Target Corporation has no employee to whom it is paying aggregate direct remuneration at the annual rate of more than $60,000 for services rendered or commissions at a rate, which based on sales by such employee during the last fiscal year, would exceed $60,000;

                (iii) Target Corporation has no collective bargaining or union contracts or agreements;

                (iv) Target Corporation is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any Person;

                (v) Target Corporation has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

                (vi)   Target Corporation has no outstanding loan to any Person;

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                (vii)  Target Corporation has no obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person;

                (viii) Target Corporation is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person;

                (ix) Target Corporation is not a party to any agreement, contract, commitment or loan to which any of its officers or directors or any Affiliate or Associate of Target Corporation or its officers and directors is a party;

                (x) There are no outstanding sales or purchase contracts, commitments or proposals of Target Corporation that will result in any loss exceeding $25,000 upon completion or performance thereof;

                (xi) Target Corporation is not a party to any purchase or sale contract or agreement that continues for a period of more than twelve months (including periods covered by any option to renew by either party);

                (xii) Target Corporation is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

                (xiii) Target Corporation has not given any irrevocable power of attorney to any person, firm, corporation or other entity for any purpose whatsoever, except the appointment of agents to accept service of process; and

           (b) Except for agreements, contracts, commitments or restrictions referred to in Subsections 2.19(a)(i)-(xiii) or elsewhere specifically disclosed pursuant to this Agreement, Target Corporation has no agreements, contracts, commitments or restrictions that are material to its business, operations or prospects (for the purpose of this subsection, any agreement, contract, commitment or restriction may be deemed "immaterial" if it may be cancelled in thirty (30) days' notice without premium, penalty or forfeiture and it calls for fixed and/or contingent payments thereunder of less than $10,000 per year).

           (c) True and complete copies of all documents (including all amendments thereto) referred to in Section 2.19(a) have either been delivered to Acquiring Corporation or shall be delivered upon request. All contracts, agreements, commitments or restrictions referred to in Section 2.19(a) are valid and enforceable in accordance with their respective terms, Target Corporation is not in default in the performance of any its obligations thereunder, no event of default has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute a default thereunder and, to the best knowledge of Target Corporation, all other parties thereto are not in default thereunder.

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     2.20  Inventory.  Except as set forth in the Disclosure Schedule, all inventory of Target Corporation, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the Balance Sheet to net realizable market value or for which adequate reserves have been provided therein. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) of Target Corporation are not excessive, but are reasonable in the present circumstances of its business.

     2.21  Accounts Receivable.  Except as set forth in the Disclosure
Schedule, all accounts receivable of Target Corporation, whether or not reflected in the Balance Sheet, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

     2.22 Labor Difficulties. Except to the extent set forth in the Disclosure Schedule, (a) Target Corporation is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and, is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against Target Corporation pending or threatened before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or directly affecting Target Corporation; (d) no union representation question exists respecting the employees of Target Corporation; (e) no grievance that might have a material adverse effect on Target Corporation or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist; (f) there is no organizational effort being made or threatened involving any employees of the Target Corporation; (g) no collective bargaining agreement that is binding on Target Corporation restricts it from relocating or closing any of its operations; and (h) Target Corporation has not experienced any material work stoppage or other material labor difficulty during the last twelve (12) months.

     2.23 Permits and Other Operating Rights. Except as set forth in the Disclosure Schedule, Target Corporation does not require the consent of any third Person to permit it to operate its business in the manner in which it presently is being conducted, and possesses all permits and other authorizations from third Persons, including without limitation, federal, foreign, state and local governmental authorities, presently required by applicable provisions of law, including statutes, regulations and existing judicial decisions, and by the property and contract rights of third Persons, necessary to permit it to operate its business in the manner in which it presently is being conducted.

     2.24 Compliance with Law. Target Corporation is in compliance in all material respects with all laws, regulations and orders applicable to its business, including, without limitation, applicable environmental, anti-pollution, building, zoning or health laws, ordinances and regulations in respect of its plants, structures and equipment. Except as set forth in the Disclosure Schedule, Target Corporation has not received any notification that it is in violation of any such laws, regulations or orders and no such violation exists. Neither Target Corporation nor any employee or agent of Target Corporation has made any payments to any Persons that violate any statute or law or are required to be disclosed under applicable disclosure policies of the Commission.

     2.25 Brokerage. Except as otherwise disclosed to UTP in writing, no broker, finder, agent or similar intermediary has acted on behalf of FAS or any of the Principal Shareholders in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with FAS or any of the Principal Shareholders, or any action taken by any of them.

     2.26  Hazardous Materials.

           (a) There are no Hazardous Materials (as hereinafter defined) generated, used, handled or stored by FAS the proper disposal of which will require any material expenditure by FAS. There has been no generation, use handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by FAS or during the period of FAS's ownership or lease. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act.

           (b) There is no environmental of health and safety matter that could have a material adverse effect on the Business of FAS. FAS has previously furnished to UTP and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency regarding the foregoing.

     2.27 Net Operating Losses. There has been no change in ownership of FAS that would limit UTP's ability to utilize the net operating losses of FAS.

     2.28 Disclosure. No representations or warranties by Target Corporation or the Principal Shareholders in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by Target Corporation to Acquiring Corporation pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     2.29 Assets of Business. The assets owned or leased by Target Corporation constitute all of the assets held for use or used primarily in connection with the business of Target Corporation and are adequate to carry on such business as presently conducted. Except as set forth in the Disclosure Schedule, the Exchange will effectively convey the business of Target Corporation to Acquiring Corporation, including all tangible and intangible assets and goodwill relating to such business.


                 REPRESENTATION AND WARRANTIES OF SHAREHOLDERS

     Each Shareholder severally and not jointly represents and warrants to Acquiring Corporation as follows:

     3.1 Ownership of Shares. Except for the number of Shares set forth opposite such Shareholder's name in Exhibit B attached hereto, such Shareholder does not own any other securities and holds no option, warrant or other right to purchase or otherwise acquire any other equity securities of the Target Company and has, and shall transfer to Uniphase at the Closing, good and valid title to all of such Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions.

     3.2 Power and Authority; Binding Nature. Such Shareholder has full power and authority to enter into this Agreement and to perform his obligations hereunder or thereunder. This Agreement is valid and contains binding obligations of such Shareholder enforceable in accordance with the terms hereof and thereof. Such Shareholder agrees that Uniphase, and any other person or entity, may rely upon all acts and decisions of the Shareholders' Representative (as defined below) in connection with the Agreement, and any other agreement which is part of, or necessary to, the transactions contemplated thereby, without any further question or inquiry of the Shareholders' Representative or any other action of the part of the relying party. The authority of the Shareholders' Representative to act as set forth above shall be conclusively evidenced by the signature of the Shareholders' Representative on whatever agreement, instrument or other document the Shareholders' Representative executes.

     3.3 Litigation. There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best knowledge of such Shareholder, threatened against such Shareholder which challenges or would challenge any of the actions required to be taken by the undersigned under the Agreement.

     3.4 Non-Contravention. Neither the execution or delivery of this Agreement nor the performance hereof (i) will result in any violation or breach of any agreement or other instrument to which such shareholder is a party or by which such Shareholder or any of the Shares owned (beneficially or of record) by such Shareholder is bound, or (ii) will result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Shareholder or any of the Shares is subject.

     3.5 Approvals. No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by such Shareholder in connection with execution and delivery of this Agreement or the performance hereof.


                        REPRESENTATIONS AND WARRANTIES
                           OF ACQUIRING CORPORATION

     Acquiring Corporation represents and warrants to and covenants with Target Corporation as follows:

     4.1 Corporate Organization; Etc. Acquiring Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authorization; Etc. Acquiring Corporation has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Acquiring Corporation has taken all action required by law, its respective Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding obligation of Acquiring Corporation enforceable in accordance with its terms.

     4.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Acquiring Corporation, violate, or be in conflict with, or constitute a default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Acquiring Corporation is a party or by which Acquiring Corporation is bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority.

     4.4 Consents and Approvals of Government Authorities. Except as set forth in the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Acquiring Corporation and the consummation of the transactions contemplated hereby.


                                   ARTICLE 5
                    CONDUCT OF TARGET CORPORATION'S BUSINESS
                           PENDING THE CLOSING DATE

     Pending the Closing Date, and except as otherwise consented to or approved by Acquiring Corporation in writing:

     5.1 Regular Course of Business. Target Corporation will carry on its business diligently and substantially in the same manner as heretofore conducted, and Target Corporation shall not institute any new methods of manufacture, purchase, sale, lease, management, distribution, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice.

     5.2 Amendments. No change or amendment shall be made in the Articles of Incorporation or Bylaws of Target Corporation.

     5.3 Capital Changes. Target Corporation shall not issue or sell, or issue options, warrants to purchase, conversion privileges or other rights to subscribe to or enter into any arrangement or contract with respect to, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure.

     5.4 Dividends. Target Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall Target Corporation, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

     5.5 Organization. Target Corporation shall use its best efforts to preserve its corporate existence and business organization intact, to keep available to Target Corporation its officers and key employees, and to preserve for Target Corporation its relationships with suppliers, dealers, licensors, licensees, franchisees, distributors, customers and others having business relations with it.

     5.6 Certain Changes. Target Corporation will not, except as contemplated in the Disclosure Schedule:

          (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability except obligations and Liabilities incurred in the ordinary course of business and consistent with past practice;

          (b) Pay, discharge or satisfy any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities or obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

          (c) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction, charge or limitation of any kind, except for those of a kind permitted under Section 2.10 hereof;

          (d) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

          (e) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

          (f) License or dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, technology, process, copyright or other intangible asset of material value, or dispose of or disclose to any Person any trade secret, formula, process or know-how of material value not theretofore a matter of public knowledge;

          (g) Grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except for increases in the ordinary course of business, provided that they are made in accordance with established compensation policies applied on a basis consistent with that of the previous two years;

          (h) Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any Affiliate or Associate of any of its officers or directors except for directors' fees and compensation to officers at rates not exceeding the rates of compensation set forth in the Disclosure Schedule;

          (i) Enter into any other transaction, other than in the ordinary course of business; or

          (j) Agree, whether in writing or otherwise, to do any of the foregoing.

     5.7 Contracts. No contracts or commitments shall be entered into by or on behalf of Target Corporation, except contracts or commitments made in the ordinary course of business.

     5.8 Insurance; Property. Target Corporation and all property, real, personal and mixed, owned or leased by Target Corporation, shall be insured in the manner contemplated by Section 2.16 hereof; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

     5.9 No Default; Amendment. Target Corporation shall not do any act or omit to do any act, or permit any act or omission to act, that will cause a material breach of any material contract or commitment of Target Corporation. The Target Corporation shall not amend any material contract.

     5.10 Compliance with Laws. Target Corporation shall duly comply with all laws applicable to it and its properties, operations, business and employees.

     5.11 Tax Returns; Consent. Target Corporation shall prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by it. Acquiring Corporation shall have a reasonable opportunity to review all income tax returns and amendments thereto. Target Corporation shall not and will cause each of its Subsidiaries not to consent to have the provisions of Section 341(f)(2) of the Code apply to such corporation.

     5.12 No Acquisitions. Neither Target Corporation nor any Subsidiary will approve or undertake, either as the surviving, disappearing, acquiring or selling corporation, any other merger, consolidation, assets acquisition or disposition or tender offer or other takeover transaction or furnish or cause to be furnished any information concerning its business, properties or assets to any Person (other than to Acquiring Corporation or Disappearing Corporation) that is interested in any such transaction, or solicit or encourage any inquiries or proposals for the acquisition of all or any part of the capital stock, assets or business of Target Corporation or any Subsidiary thereof.

                                   ARTICLE 6
                                   COVENANTS

     Target Corporation hereby covenants and agrees with Acquiring Corporation, and Acquiring Corporation hereby covenants and agrees with Target Corporation, that:

     6.1 Full Access. Target Corporation shall afford to Acquiring Corporation, its counsel, accountants and other authorized representatives full access to Target Corporation's plants, properties, books and records in order that Acquiring Corporation may have full opportunity to make such investigations as they shall desire to make of the affairs of Target Corporation; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Target Corporation; and Target Corporation will cause its officers and accountants to furnish such additional financial and operating data and other information as Acquiring Corporation shall from time to time reasonably request, including access to the working papers of Target Corporation's independent certified public accountants,

     6.2 Confidentiality. Acquiring Corporation will, and will cause its officers and authorized representatives to, hold in confidence, and not disclose to others for any reason whatsoever, all information received by them from Target Corporation in connection with the transactions contemplated hereby that Target Corporation identifies with reasonable specificity in writing as proprietary ("Proprietary Information"), except to the extent that such Proprietary Information was previously known to Acquiring Corporation or otherwise available from third Persons without restriction on its further use or disclosure or otherwise not legally protectible as proprietary information, or, as required by order of any court or for such of the Proprietary Information as is or becomes publicly known other than through actions of Acquiring Corporation or its officers or representatives; provided, that nothing herein contained shall be deemed to preclude Acquiring Corporation from (a) asserting that any documents or information (whether or not embodied in a document) asserted by Target Corporation to be proprietary are not entitled to protection as such on the ground that such Proprietary Information was previously known to Acquiring Corporation or otherwise available from third Persons without restriction on its further use or disclosure or otherwise not legally protectible as proprietary information, and (b) thereafter freely using or disclosing such Proprietary Information unless a court of competent jurisdiction finally determines that this proviso does not apply to such Proprietary Information.

     6.3 Supplements to Disclosure Schedule. From time to time prior to the Second Closing Date, Target Corporation will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or that is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Target Corporation that has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of Target Corporation contained in Article 2 in order to determine the fulfillment of the condition set forth in Section 7.1, the Disclosure Schedule delivered by Target Corporation shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

     6.4 Expenses. Each of the Constituent Corporations shall bear its respective expenses incurred in connection with this Agreement and the transactions contemplated hereby, provided that any such expenses incurred by FAS or the Shareholders shall be borne and paid by the Shareholders.

     6.5 Authorization from Others. Prior to the Closing Date, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement, including without limitation all consents required from third parties who have contractual relationships with FAS.

     6.6 Consummation of Agreement. Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Date, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

     6.7 Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     6.8 No Solicitation. FAS and the Shareholders will not (i) solicit, initiate or encourage discussions with any person, other than UTP and Uniphase, relating to the possible acquisition of FAS or all or a material portion of the assets or capital stock of FAS or any merger or other business combination with FAS or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised in writing by independent legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any such transaction. FAS and the Shareholders agree to inform Uniphase in reasonable detail within one business day of their receipt of any offer, proposal or inquiry relating to any such transaction.

     6.9 Covenants Not to Compete. Each of the Shareholders agrees to execute and deliver to Acquiring Corporation at the Closing Date a Non-Compete Agreement in substantially the form attached hereto as Exhibit C.

                                   ARTICLE 7
               CONDITIONS TO ACQUIRING CORPORATION'S OBLIGATIONS

     The obligation of Acquiring Corporation to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing Date of each of the following conditions:

     7.1 Representations and Warranties True. The representations and warranties of Target Corporation and the Shareholders contained herein, in the Disclosure Schedule, and in all certificates and other documents delivered by Target Corporation to Acquiring Corporation, pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes permitted or contemplated by the terms of this Agreement.

     7.2 Performance. Target Corporation shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     7.3 Simultaneous Closing. The closing of the Acquiring Corporation's acquisition of GCA Fiberoptics, Ltd., a corporation organized under the laws of England.

     7.4 Adverse Changes. No material adverse change shall have occurred in the financial condition, working capital, assets, Liabilities, reserves, business, operations or prospects of Target Corporation and its Subsidiaries taken as a whole, since the date of the Balance Sheet.

     7.5 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or entity or legal or administrative proceeding shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby or that, if successfully asserted, would otherwise have a material adverse effect on the conduct of Target Corporation's business or on its properties.

     7.6 Opinion of Target Corporation Counsel. Target Corporation shall have delivered to Acquiring Corporation an opinion of Timothy P. McHugh, Esq., counsel to Target Corporation, dated as of the Closing Date, substantially in the form attached hereto as Exhibit D.

     7.7 Board of Directors Authorization. All action required to be taken by the Board of Directors of Target Corporation to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Target Corporation.

     7.8 Absence of Order. No restraining order or injunction of any court which prevents consummation of the Exchange shall be in effect.

     7.9 Escrow Agreement. The Escrow Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by all parties thereto.

     7.10 Certificates. Target Corporation will furnish Acquiring Corporation with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 6 as may be reasonably requested by Acquiring Corporation.

     7.11 Consent and Agreement of Dukane Corporation. Target Corporation shall have the written agreement of Dukane Corporation ("Dukane"), in form approved by Acquiring Corporation, which approval shall not be unreasonably withheld, that serves to: (i) approve the sale of Shares hereunder as required by Section 6.2 of that certain Agreement, dated as of June 10, 1994 (the "Dukane Agreement"); and (ii) amend the Dukane Agreement as Acquiring Corporation shall reasonably determine to permit Acquiring Corporation and its parent corporation to operate and expand the Business after the Closing Date.

     7.12 Resignation of Officers and Directors. Acquiring Corporation shall have obtained the resignations of each member of the Board of Directors of Target Corporation and those officers of Target Corporation as requested by Acquiring Corporation.

     7.13 Amount of Bank Debt. The aggregate principal and interest owing to First National Bank pursuant to the Guaranteed Loans shall not exceed $175,000.

                                   ARTICLE 8
                CONDITIONS TO TARGET CORPORATION'S OBLIGATIONS

     The obligation of Target Corporation to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     8.1 Representations and Warranties True. The representations and warranties of Acquiring Corporation contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

     8.2 Performance. Acquiring Corporation shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     8.3 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby or that, if successfully asserted, would otherwise have a material adverse effect on the conduct of Target Corporation's Business.

     8.4 Opinion of Counsel to Acquiring Corporation. Acquiring Corporation shall have delivered to Target Corporation an opinion of Messrs. Morrison & Foerster, counsel to Acquiring Corporation, dated as of the Closing Date substantially in the form attached hereto as Exhibit E.

     8.5 Board of Directors Authorizations. All action required to be taken by the Board of Directors of Acquiring Corporation to authorize the execution, delivery and performance of this Agreement by Acquiring Corporation and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Acquiring Corporation, respectively.

     8.6 Certificates. Acquiring Corporation will furnish Target Corporation with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by Target Corporation.

                                  ARTICLE 9
                                  INDEMNITY

     9.1 Survival. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 9.4.

     9.2   Obligation of FAS and its Shareholders to Indemnify.

           (a) Subsequent to the Closing Date, the Shareholders shall hold harmless Uniphase (and its directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigations, defense or settlement of the foregoing pursuant to this
Section 9 ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty continued in Article 2 hereof or any covenant of FAS and the Shareholders contained herein or in any certificate delivered pursuant hereto.

           (b) Subsequent to the Closing Date, each Shareholder shall, severally and not jointly, indemnify and hold harmless Uniphase (and its directors, officers, employees, agents, affiliates and assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty of such Shareholder contained herein or in Article 3 hereof.

     9.3 Obligation of Uniphase to Indemnify. Subsequent to the Closing Date, Uniphase agrees to indemnify and hold harmless the Shareholders (and their respective assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty or covenant of Uniphase contained herein or in any certificate delivered pursuant hereto.

     9.4 Limitations on Indemnification. Notwithstanding the foregoing, the right to indemnification under this Article 9 shall be subject to the following terms:

           (a)  No indemnification shall be payable pursuant to Section 9.2 or
Section 9.3: (i) unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds $50,000 in the aggregate, whereupon indemnification pursuant to such Section shall be payable for all such claims without any deduction or (ii) as to any claim for indemnification that is in an amount less than $5,000 (provided that each such claim which is less than $5,000 shall count and be credited towards the $50,000 amount described in the preceding clause (i)).

           (b)  No indemnification shall be payable pursuant to Section 9.2 or
Section 9.3 at any time after August 31, 1998 (the "Expiration Date"), except with respect to claims made prior to the Expiration Date, but not resolved by the Expiration Date. Subject to the foregoing, the representations and warranties contained herein or in any certificate delivered pursuant hereto shall expire at the close of business on the Expiration Date.

           (c) Except for claims arising out of any inaccuracy in or breach of a representation or warranty of a Shareholder contained in Article 3 hereof, all indemnification claims under Section 9.2 shall be satisfied in full from amounts off-set against the Notes pursuant to Section 9.6 below, and no person shall have any further right to recovery from any Shareholder. Without limitation of the foregoing, the maximum liability of any Shareholder (other than as provided in Section 9.4(d) below) for any breach of a representation, warranty or covenant of FAS shall be limited to ten percent (10%) of that portion of the Purchase Price paid or otherwise delivered to such person pursuant to Section
1.2 hereof.

           (d) The limitations of Sections 9.3(a), (b) and (c) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party, but no person shall be liable for any such misrepresentation or breach by any other person (except to the extent of such person's share of the funds held under the Escrow Agreement or amounts subject to off-set under the Notes if such misrepresentation or breach is by FAS).

           (e) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

     9.5 Notice and Defense of Claims. Promptly after receipt of notice of any claim, liability or expense for which a party seeks indemnification hereunder, such party shall given written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. If such claim is by Uniphase for indemnification pursuant to Section 9.2(a) above, such notice shall be given by Uniphase to the Shareholders Representative (as defined below). If such claim is by Uniphase for indemnification pursuant to
Section 9.2(b) above, such notice shall be given by Uniphase to the Shareholder against whom such claim is to be made. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within thirty (30) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

     9.6  Right of Off-Set.

          (a) In the event that Acquiring Corporation shall become entitled to indemnification for any Losses pursuant to Section 9.2(a) above prior to the Note Payment Date (as defined below), Acquiring Corporation shall have the right to receive payment and reimbursement from such Losses by way of an off-set against any then outstanding Notes on a pro rata basis against the Shareholders so that the contribution by each Shareholder to such indemnification shall be equal on a percentage basis to that percentages of the total outstanding Shares held by such Shareholder immediately prior to the Closing Date. Following the Note Payment Date, Uniphase shall have the right to pursue any subsequent claims directly against the Shareholders. To the extent amounts are paid from an off-set from the Notes against any Shareholder on the basis of an indemnification claim under Section 9.2(b), such Shareholder agrees that such amounts shall not reduce the ten percent (10%) amount that such Shareholder is obligated to contribute for indemnification claims pursuant to Section 9.2(a) above.

          (b) At any time or times prior to the Note Payment Date, Uniphase makes claims for indemnification under this Article 9 and in the further event that the amount subject to the claim is unliquidated, Uniphase shall make a good faith estimate as to the amount of the claim for purposes of determining the amount to be withheld from the payments under the Notes by Uniphase if such claim is not resolved or otherwise adjudicated by the date such Notes are due for payment ("Note Payment Date"). If the Shareholder Representative shall dispute such claim, the Shareholder Representative shall give written notice thereof to Uniphase within thirty (30) days after receipt of notice of the claim, in which case Uniphase shall be entitled to withhold such payments pending resolution of such claim; otherwise, such claim shall be deemed to have been acknowledged to be payable from the Notes in the full amount thereof as set forth in the claim as an off-set against the Notes.

          (c) If the Shareholder Representative shall give notice to Uniphase pursuant to Section 9.6(b) above disputing a Uniphase claim, no payment under the Notes shall be made of the Set Aside Amount (as defined in Section 9.6(d) below) with respect to such claim until either: (i) such disputed claim has been resolved as evidenced by a written notice executed by Uniphase and the Shareholder Representative; or (ii) such dispute shall have been adjudicated in accordance with the arbitration procedures described in Section 9.6(e) below.

          (d) If the Shareholder Representative shall dispute an indemnification claim of Uniphase as above provided, Uniphase shall be authorized to set aside a portion of the amounts due under the Notes equal to the amount of the claim as set forth in the notice of the claim (the "Set Aside Amount"). In the event Uniphase reasonably believes that it has made or anticipates that it will incur legal expenses in connection with any such disputed claim with respect to which it is entitled to be indemnified hereunder, that portion of the payments due under the Notes equal to such incurred or anticipated expenditures shall also be set aside and added to and become a part of the Set Aside Amount; provided, that in the event that it shall be agreed (as evidenced by a written notice executed by Uniphase and the Shareholder Representative as described in Section 9.6(c) above) or determined through an arbitration proceeding described in Section 9.6(d) below that Uniphase is not entitled to indemnification with respect to such claim, Uniphase shall not be entitled to such funds.

          (e) In the event of a disputed indemnification claim that has not been resolved within sixty (60) days of Uniphase's original notice of such claim pursuant to Section 9.6(b) above, the indemnification claim shall be referred to an arbitrator chosen by agreement of the Shareholder Representative and Uniphase. If no agreement is reached regarding selection of the arbitrator within thirty (30) days after written request from either party to the other, Uniphase or the Shareholder Representative may submit the matter or dispute to the American Arbitration Association, to be settled by arbitration in San Francisco, California in accordance with the commercial arbitration rules of such Association. Uniphase and the Shareholder Representative agree to act in good faith to mutually select an arbitrator. The fees and expenses of any arbitration shall be borne by the Shareholders and Uniphase in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and expenses shall be borne equally by the Shareholders and Uniphase. The determination of the arbitrator as to the amount, if any, of the indemnification claim that is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any Superior Court in the State of California.

     9.7  Shareholder Representative.

          (a) The Shareholders shall be represented with respect to all claims by Uniphase pursuant to this Article 9 by a single representative ("Shareholder Representative"), who shall initially be J.T. Greaves.

          (b) In the event the Shareholder Representative shall die or resign or otherwise terminate his status as such, his successor shall be any Shareholder appointed by the Shareholder Representative or, in the case of the death of the Shareholder Representative or where the Shareholder Representative fails to appoint a successor after a vacancy has been created, elected by the vote or written consent of a majority in interest of the Shareholders. If the Shareholders fail for any reason to elect a new Shareholder Representative and during any period in which a vacancy exists, Aaron Hollander shall serve as the Shareholder Representative until a new Shareholder Representative is elected. All decisions of the Shareholder Representative shall be binding upon the Shareholders. The Shareholder Representative shall keep the Shareholders reasonably informed of his or her decisions of a material nature.

          (c) The Shareholder Representative is authorized to take any action deemed by him appropriate or necessary to carry out the provisions of, and to determine the rights of the Shareholders under this Agreement. The Shareholder Representative shall serve as the agent of the Shareholders for all purposes related to this Agreement, including without limitation service of process upon the Shareholders. By his or her execution of this Agreement, the Shareholder Representative accepts and agrees to diligently discharge the duties and responsibilities of the Shareholder Representative set forth in this Agreement. The authorization and designation of the Shareholder Representative under this 9.7(c) shall be binding upon the successors and assigns of each Shareholder. Uniphase shall be entitled to rely upon such authorization and designation and shall be fully protected in dealing with the Shareholder Representative, and shall have no duty to inquire into the authority of any person reasonably believed by any of them to be the Shareholder Representative.

          (d) The Shareholder Representative (i) shall not be liable to any of the Shareholders for any error of judgment, act done or omitted by him in good faith, or mistake of fact of law unless caused by his own gross negligence or willful misconduct; (ii) shall be entitled to treat as genuine any letter or other document furnished to him by Uniphase or, the Shareholders and believed by him to be genuine and have been signed and presented by the proper party or parties; and (iii) shall be reimbursed by the Shareholders for counsel fees and other out of pocket expenses incurred by the Shareholder Representative in connection with this Agreement.

          (e) The Shareholder Representative shall not be entitled to any compensation for services hereunder. To the extent the Shareholder Representative shall incur out of pocket costs in the performance of his duties hereunder.

                                  ARTICLE 10
                          TERMINATION AND ABANDONMENT

     10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time, but not later than the Closing Date:

           (a) By mutual written consent of the respective Boards of Directors of Acquiring Corporation and Target Corporation; or

           (b) By the Board of Directors of Acquiring Corporation on or after June 15, 1996 or such later date as may be established pursuant to Section 1.3 hereof, if any of the conditions provided for in Article 7 of this Agreement shall not have been met or waived in writing by Acquiring Corporation prior to such date; or

           (c) By the Board of Directors of Target Corporation on or after June 15, 1996 or such later date as may be established pursuant to Section 1.3 hereof, if any of the conditions provided for in Article 8 of this Agreement shall not have been met or waived in writing by Target Corporation prior to such date.

           In the event of any termination of this Agreement by Acquiring Corporation or Target Corporation pursuant to Subsection (b) or (c) of this
Section 10.1 as a result of a breach by the other party of any warranty, representation or covenant contained herein, such termination shall not serve to limit any of the legal or equitable remedies arising in favor of the terminating party as a result of such breach. Any such termination shall be effective ten (10) days after notice to the other party.

     10.2 Procedure Upon Termination. In the event of termination and abandonment by the Board of Directors of Acquiring Corporation or by the Board of Directors of Target Corporation, or both, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate without further action by Acquiring Corporation or Target Corporation. If this Agreement is terminated as provided herein:

           (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

           (b) All Proprietary Information received by any party hereto with respect to the business of any other party or its Subsidiaries shall not at any time be used for the advantage of, or disclosed to third Persons by, such party for any reason whatsoever except as contemplated in Section 6.2 hereof.

                                  ARTICLE 11
                           MISCELLANEOUS PROVISIONS

     11.1 Brokerage and Finder's Fees; Indemnity. Each party hereby represents and warrants to the others that neither it nor its representatives have taken, nor will they take, any action that would cause the other parties hereto to have any obligation or liability to any person for any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the others from any claim that is asserted by any person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

     11.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended or supplemented only by written agreement of all parties; such agreement may be accomplished by written agreement of the respective Boards of Directors of Target Corporation, Acquiring Corporation and Disappearing Corporation or by their respective officers authorized by such Boards of Directors at any time prior to the Effective Date with respect to any of the terms contained herein.

     11.3 Waiver of Compliance. Any failure of Target Corporation, on the one hand, or Acquiring Corporation and Disappearing Corporation, jointly or severally, on the other, to comply with any provision of this Agreement may be expressly waived in writing by Acquiring Corporation or Target Corporation, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     11.4 Attorney's Fees. If any legal action, arbitration or other proceeding is brought to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and any other costs incurred in that proceeding, in addition to any other relief to which it is entitled.

     11.5 Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to Target Corporation at:

     203 Oswald Avenue
     Batavia, Illinois 60510
     Attn: Aaron Hollander and J.T. Greaves
     telefax: (708) 406-8692

and to Acquiring Corporation at:

     163 Baypointe Parkway
     San Jose, California 95134
     Attn: Chief Financial Officer
     telefax: (408) 954-0760

and to the Shareholders:

     J.T. Greaves
     c/o Ian Shane
     Evans Dodd
     5 Balfour Place
     Mount Street
     London W1Y 5RG
     telefax: 0171 499 2297

All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     11.6 Assignment; Successors and Assigns. Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Any purported assignment, transfer or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

     11.7 Governing Law. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

     11.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     11.9 Headings. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

     11.10 Entire Agreement. The parties intend that the terms of this Agreement, including the Disclosure Schedule and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement.

     11.11 Disclosure Schedule. The Disclosure Schedule to be prepared by any party, as appropriate, shall be divided into sections corresponding to the sections of this Agreement. Disclosure in any section of the Disclosure Schedule shall only constitute disclosure for purposes of the corresponding section of the Agreement and not for any other purpose.

     11.12 Certain Definitions.

           "Liabilities" shall mean Liabilities or obligations of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due).

           "Person" shall include any individual, firm, corporation, partnership, government, governmental agency or other entity, whether acting in an individual, fiduciary or any other capacity.

           "Subsidiary" shall mean, as to any particular parent corporation, any corporation as to which more than fifty percent of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights are to be exercised) at the time is owned or controlled, directly or indirectly, by such parent corporation and/or by one or more Subsidiaries.

           The parties have caused this Agreement to be duly executed and their respective corporate seals, if any, to be affixed hereto, as of the date first above written.

SEAL                          Target Corporation
                              FIBEROPTIC ALIGNMENT SOLUTIONS, INC.


ATTEST:

                              By:    Aaron A. Hollander
                                     _____________________________
Fred Kautz By Aaron Hollander        President
_____________________________ Title: _____________________________
Secretary     Attorney-in-fact


SEAL                          Acquiring Corporation
                              UNIPHASE TELECOMMUNICATIONS
                              PRODUCTS, INC.
ATTEST:

                              By:    Kevin Kalkhoven
                                     _____________________________
D. Pettit                            President & CEO
_____________________________ Title: _____________________________
Secretary


SEAL


ATTEST:



_____________________________
Secretary

SHAREHOLDERS


Timothy Greaves
- --------------------------


Aaron A. Hollander
- --------------------------


Fred Kautz by      Aaron Hollander     Attorney-in-fact
- -------------      ---------------     ----------------


Dan Crews by       Aaron Hollander     Attorney-in-fact
- ------------       ---------------     ----------------


Steve Seylles by   Aaron Hollander     Attorney-in-fact
- ----------------   ---------------     ----------------

                                   EXHIBITS
                                   --------


                   A-1           Note Form

                   A-2           Greaves Note

                   B             Shareholder Schedule

                   C             Covenants Not to Compete

                   D             Opinion of Timothy P. McHugh, Esq.

                   E             Opinion of Morrison & Foerster

                                  EXHIBIT A-1

                                PROMISSORY NOTE



$                                                                 May___, 1996
 _________




        FOR VALUE RECEIVED, and pursuant to Section 1.2 of the Stock Purchase Agreement (the "Stock Purchase Agreement") made between and by the undersigned, Uniphase Corporation, a Delaware corporation ("Maker"), Fiberoptic Alignment Solutions, Inc. ("FAS"), an Illinois corporation, and the holders of all of the outstanding shares of the common stock of FAS (the "Shareholders"), Maker promises to pay to ________________________ (the "Shareholder") as set forth in Exhibit B to the Stock Purchase Agreement, at _________________________ ______, or such other place as the Shareholder may from time to time designate, without counterclaim, deduction or offset of any kind, except the right of offset as provided for in Section 3 below, in lawful money of the United States, the principal sum of $________________ plus interest thereon, as set forth below.



        1. INTEREST. Interest on the principal sum of this Note shall accrue at the rate of 6% per annum, compounded annually, based on a 365 day year and the actual number of days elapsed.


        2. PAYMENTS. Subject to Section 3 below, accrued interest and principal shall be payable in one payment due on August 31, 1997.


        3. PREPAYMENT;RIGHT OF OFFSET. This Note may be prepaid in whole or in part, at any time, without penalty or premium. This Note shall be subject to a right of offset in favor of Maker as provided in Section 9.6 of the Stock Purchase Agreement.


        4. APPLICATION OF PAYMENTS. All payments and prepayments received by the Shareholder shall be applied first to accrued interest, then to other charges due with respect to this Note and then to the unpaid principal balance.

        5.  DEFAULT AND REMEDIES.


            a.  Default.  Maker will be in default under this Note if (i)
Maker fails to make a payment of principal and/or interest hereunder when due or declared due, whether at scheduled maturity, by acceleration or otherwise, within ten (10) business days after receipt of written notice of such nonpayment; (ii) Maker breaches any other material covenant, agreement or understanding under this Note and such breach continues for ten (10) or more business days after the receipt of written notice from the Shareholder of the occurrence of such breach; or (iii) Maker files a petition in bankruptcy, is adjudicated insolvent, petitions or applies to any tribunal for the appointment of a receiver, custodian, or any trustee for Maker or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction or any such proceeding has been commenced against Maker which remains undismissed for a period of sixty days.


            b. Remedies. Upon Maker's default, the Shareholder may (i) upon written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all of the remedies provided in the Stock Purchase Agreement and applicable law.


            c. Attorneys' Fees and Costs. Maker promises to pay on demand all out-of-pocket costs and expenses of the Shareholder in connection with the collection of amounts due hereunder, including, without limitation, attorneys' fees and expenses incurred in connection therewith, whether or not any lawsuit is ever filed with respect thereto.


        4.  MISCELLANEOUS.


            a. All communications or notices required or given under this Note shall be given in accordance with the provisions of Section 11.5 of the Stock Purchase Agreement.


            b. This Note may be modified only by a written agreement executed by Maker and the Shareholder.


            c.  This Note shall be governed by California law.


            d. The terms of this Note shall inure to the benefit of and bind Maker and the Shareholder and their respective heirs, legal representatives and successors and assigns.


            e. Time is of the essence with respect to all matters set forth in this Note.

        f. If this Note is destroyed, lost or stolen, Maker will deliver a new note to the Shareholder on the same terms and conditions as this Note with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Shareholder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.


          IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.


                                    MAKER:


                                    _____________________________
                                    UNIPHASE CORPORATION
                                    By:__________________________
                                    Its:__________________________

                                  EXHIBIT A-2

                                PROMISSORY NOTE
                                ---------------

$_____________                                                   May___, 1996


FOR VALUE RECEIVED, and pursuant to Section [     ] of the Stock Purchase
Agreement (the "Purchase Agreement") made between and by the undersigned, Uniphase Corporation, a Delaware corporation ("Maker"), Fiberoptic Alignment Solutions, Inc., an Illinois corporation, Jonathan Timothy Greaves ("Greaves"), and others, Maker promises to pay to Greaves, at such place as Greaves shall designate, without counterclaim, deduction or offset of any kind, in lawful
money of the United Kingdom, the principal sum of (Pounds)           plus
interest thereon, as set forth below.


1.  INTEREST
- --  --------


Interest on the principal sum of this Note shall accrue at the rate of 6% per annum, compounded annually, based on a 365 day year and the actual number of days elapsed.


2.  PAYMENTS
- --  --------


Subject to Section 3 below, accrued interest and principal shall be payable in one payment due on 31st August 1997.

3.  PREPAYMENT; RIGHT OF OFFSET
- --  ---------------------------


This Note may be prepaid in whole or in part, at any time, after a date which is 6 months from the date hereof without penalty or premium. This Note shall be subject to a right of offset in favour of Maker as provided in Section 9.6 of the Stock Purchase Agreement.


4.  PREPAYMENT IN DOLLARS
- --  ---------------------


(a) Maker shall have the option to prepay this Note in whole or in part in US dollars.


(b)  This option shall be exercisable by Maker giving Greaves notice in writing.


(c) The notice may be given at any time falling within the period commencing 6 months after the date hereof and ending 11 months after the date hereof but not otherwise.


(d) Prepayment pursuant to this Section shall be made on the date following 14 days after the date on which the notice is given.


(e) The amount of US dollars to be prepaid pursuant to this Section shall be calculated at the following rate of exchange namely $1.51 per (Pounds)1 of principal being redeemed.


5.   APPLICATION OF PAYMENTS
- --   -----------------------


All payments and prepayments received by Greaves shall be applied first to accrued interest, then to other charges due with respect to this Note and then to the unpaid principal balance.

6.   DEFAULT AND REMEDIES
- --   --------------------


A.   Default

          Maker will be in default under this Note if:

     (i) Maker fails to make a payment of principal and/or interest hereunder when due or declared due, whether at scheduled maturity, by acceleration or otherwise, within ten (10) business days after receipt of written notice of such nonpayment;

     (ii) Maker breaches any other material covenant, agreement or understanding under this Note and such breach continues for ten (10) or more business days after the receipt of written notice from Greaves of the occurrence of such breach; or

     (iii) Maker files a petition in bankruptcy, is adjudicated insolvent, petitions or applies to any tribunal for the appointment of a receiver, custodian, or any trustee for Maker or commences any proceeding under any bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction or any such proceeding has been commenced against Maker which remains undismissed for a period of sixty days.

B.   Remedies
     --------

          Upon Maker's default, Greaves may:

     (i) upon written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable; and

     (ii) exercise any and all of the remedies provided in the Purchase Agreement and applicable law.

C.   Attorneys' Fees and Costs
     -------------------------

     Maker promises to pay on demand all out-of-pocket costs and expenses of Greaves in connection with the collection of amounts due hereunder, including, without limitation, attorneys' fees and expenses incurred in connection therewith, whether or not any lawsuit is ever filed with respect thereto.

7.   MISCELLANEOUS
- --   -------------

(a) All communications or notices required or given under this Note shall be given in accordance with the provisions of Section 11.5 of the Purchase Agreement.


(b) This Note may be modified only by a written agreement executed by Maker and Greaves.


(c) This Note shall be governed by the laws of the State of California to the non exclusive jurisdiction of whose courts the parties submit.


(d) The terms of this Note shall inure to the benefit of and bind Maker and Greaves and their respective heirs, legal representatives and successors and assigns.


(e)  Time is of the essence with respect to all matters set forth in this Note.

(f) If this Note is destroyed, lost or stolen, Maker will deliver a new note to Greaves on the same terms and conditions as this Note with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Shareholder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

MAKER:


_____________________________
UNIPHASE CORPORATION

By:
   ________________
Its:
    _______________

                                   EXHIBIT B

                              SHAREHOLDER SCHEDULE



   Shareholder     Number of Shares  Total Consideration         Cash/Note
   -----------     ----------------  -------------------         ---------
- --------------------------------------------------------------------------------
Tim Greaves             737.77          $4,571,891.39*     $4,571,891.39  (Note)
- --------------------------------------------------------------------------------
Aaron Hollander         113.64          $  704,216.40      $  633,794.76  (Cash)
                                                           $   70,421.64  (Note)
- --------------------------------------------------------------------------------
Fred Kautz               61.19          $  379,188.68      $  341,269.81  (Cash)
                                                           $   37,918.87  (Note)
- --------------------------------------------------------------------------------
Dan Crews                43.71          $  270,866.76      $  243,780.09  (Cash)
                                                           $   27,086.68  (Note)
- --------------------------------------------------------------------------------
Steve Seyller            43.71          $  270,866.76      $  243,780.09  (Cash)
                                                           $   27,086.68  (Note)
- --------------------------------------------------------------------------------
TOTAL                  1000.02          $6,197,030.00      $6,197,030.00
- --------------------------------------------------------------------------------

* PAYABLE IN POUNDS STERLING AT WALL STREET JOURNAL COMMERCIAL EXCHANGE RATE (FOR PURCHASE OF POUNDS STERLING WITH U.S. DOLLARS) AS OF THE CLOSING DATE.

                                   EXHIBIT C

                             NON-COMPETE AGREEMENT

     This NON-COMPETE AGREEMENT (this "Agreement") dated _______ , 1996 is made among and by Uniphase Corporation. ("Uniphase"), a Delaware corporation, Fiberoptic Alignment Solutions, Inc. ("FAS"), an Illinois corporation and __________________ (the "Shareholder").

                                    RECITALS

     Pursuant to a Stock Purchase Agreement dated as of May __, 1996 (the "Stock Purchase Agreement"), by and among Uniphase, FAS and the stockholders of FAS, Uniphase is acquiring all of the outstanding Shares of the common stock of FAS. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Stock Purchase Agreement.

     The Shareholder has agreed in Section 6.9 of the Stock Purchase Agreement to execute and deliver to Uniphase at the Closing of the Exchange a Non-Compete Agreement.

     The parties hereto agree as follows:

                                   AGREEMENT

          1. Non-Compete Obligation. The Shareholder agrees that for a period of five years after the Effective Date he shall neither directly nor indirectly:

          (a) Make known to any Person the names and addresses of any of the customers of Uniphase or FAS or any other information pertaining to them.

          (b) Take away any of the customers of Uniphase or FAS on whom he has called, or with whom he has dealt or become acquainted with, either for himself or for any other Person.

          (c) Accept a position with, or otherwise become affiliated with, any other Person for the purpose of competing with Uniphase's or FAS' business. The Shareholder acknowledges and understands that this provision not to compete is necessary to protect Uniphase's and FAS' trade secrets, proprietary information, confidential information, and know-how by avoiding such situations which would inherently create a fraud with the potentiality of intentional or unintentional revelations of such trade secrets, information and know-how.

          (d) Interfere with the business of Uniphase or FAS in any manner whatsoever including, without limitation, recruiting or hiring employees of Uniphase or FAS or ex-employees of Uniphase or FAS whose employment with Uniphase or FAS was terminated less than one (1) year prior to the date of such interference.

          2. Specific Performance. The Shareholder acknowledges that any violation of the provisions of this Agreement would cause irreparable damage for which monetary damages would be inadequate and therefore agrees that Uniphase shall have the right to obtain, in addition to all other remedies it may have, such injunctive and other equitable relief from a court of competent jurisdiction as may be necessary or appropriate to prevent or remedy any violation of this Agreement.

          3. Governing Law. This Agreement is governed by the laws of the State of California without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

          4. Counterparts; Amendments. This Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document. This Agreement may not be changed, amended or modified, in whole or in part, except by written agreement signed by all parties.

          5. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid. return receipt requested), as follows:

     TO UNIPHASE:
     -----------

          163 Baypointe Parkway
          San Jose, CA 95134
          Attention: Dan E. Pettit, Vice President, Finance and CFO
          Telephone: (408) 434-1800
          Fax: (408) 954-0760

     In each case with a copy to:

          Morrison & Foerster
          755 Page Mill Road
          Palo Alto, CA 94304
          Attention: Michael C. Phillips
          Telephone: (415) 813-5620
          Fax: (415) 494-0792


     TO THE SHAREHOLDER:
     -------------------

          _________________
          _________________

          _________________

          Telephone
          Fax:

     With a copy to:


Addresses may be changed by written notice given pursuant to this section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representative.

        6. Headings; Severability. All headings of this Agreement are for reference only and shall not affect its interpretation. In the event that any provisions of this Agreement should be held unenforceable by a court of competent jurisdiction, all remaining provisions shall continue in full force and effect without being impaired or invalidated in any way.

        7. Attorney's Fees. In the event of any litigation among the parties hereto (including, without limitation, any arbitration proceeding described in Section 4(b) above), the prevailing party in such litigation or proceeding shall be entitled to recover all costs incurred in connection therewith, including, without limitation, reasonable attorneys fees, provided that the costs of any arbitration proceeding shall be allocated in the manner set forth in Section 4(b).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first stated above.

                                       UNIPHASE CORPORATION



                                       By: ____________________________________
                                       Title: _________________________________


                                       FIBEROPTIC ALIGNMENT SOLUTIONS, INC.



                                       By:

                                       ________________________________________
                                       Its:

                                       ________________________________________

                                       SHAREHOLDER



                                       ________________________________________

                                   EXHIBIT D

______________ __, 1996



Uniphase Corporation
163 Baypointe Parkway
San Jose, California 95134
Attention:  Chief Financial Officer

   Dear Sirs:

          I am furnishing this opinion to you pursuant to Section 7.6 of the Stock Purchase Agreement dated as of May 24, 1996 (the "Stock Purchase Agreement") among Fiberoptic Alignment Solutions, Inc., ("FAS"), an Illinois corporation, Uniphase Corporation, a Delaware corporation, and all holders of the outstanding shares (the "Shares") of the common stock of FAS (individually a "Shareholder", collectively the "Shareholders"), providing for the purchase of the Shares by Uniphase (the "Purchase"). Capitalized terms not otherwise defined herein have the meanings set forth in the Stock Purchase Agreement.

          I have acted as counsel to FAS and each Shareholder in connection with the preparation, execution and delivery of the Stock Purchase Agreement and the NonCompete Agreements (the "Documents") and consummation of the transactions contemplated thereby. In addition, I have examined such records, documents and certificates of public officials, made such inquiries of officials of FAS and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

          I have assumed the genuineness of all signatures and the authenticity of all items submitted to me as originals and the conformity with originals of all items submitted to me as copies. In making my examination of the Documents, I have assumed that each party to one or more of the Documents (other than FAS and the Shareholders) has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party.

          My opinion in paragraphs (a) and (b) below as to the qualification and good standing of FAS is based upon certificates of public officials in the states referred to in those paragraphs. With respect to certain matters of fact, my opinions in paragraphs (b), (d), (e) and (f) are based on the representations in the certificate of J.T. and Aaron Hollander, officers of FAS, a copy of which certificate is attached hereto. Although I have made no independent investigation as to whether such certificate is accurate or complete, I have no actual knowledge that such certificate is inaccurate or incomplete in any material respect.

          Whenever my opinion herein with respect to the existence or absence of facts is indicated to be based on my knowledge, it is intended to signify that, in the course of my representation of FAS, I have not acquired actual knowledge of the existence or absence of such facts. I have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from the fact of my representation of FAS.

          The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

          (1) I express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

          (2) I express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

          (3) I express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Documents.

          (4) I express no opinion as to the enforceability of provisions of the Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more remedies.

          (5) I express no opinion as to the enforceability of a requirement that provisions of the Documents may only be modified in writing to the extent that an oral agreement has been entered into modifying provisions of the Document.

          Based upon and subject to the foregoing, I am of the opinion that:

          a. FAS is a corporation duly organized, validly existing and in good under the laws of Illinois and has the corporate power and authority to enter into and perform the Stock Purchase Agreement.

          b. FAS is duly qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the business of FAS, and has the corporate power and authority to own its assets as now owned and to conduct the Business as presently conducted.

     c. FAS has all requisite corporate power and corporate authority to execute and deliver, and to perform and observe the provisions of the Documents, to the extent it is party thereto.

     d. The Documents have each been duly and validly authorized, executed and delivered by FAS and each of the Shareholders and constitute the valid and binding obligation of FAS and each of the Shareholders, to the extent each is a party thereto, enforceable against FAS and the Shareholders, as the case may be, in accordance with its terms.

     e. The authorized capital stock of FAS consists of I 0,000 shares of Common Stock, at no par value per share ("FAS Common Stock"), of which 1,000.2 shares are issued, 1,000.2 shares are outstanding, and no shares are treasury shares. To the best of my knowledge, there are no outstanding warrants, options, preemptive rights or other rights of any kind to purchase or receive from FAS any shares of capital stock or other securities of FAS.

     f. To the best of my knowledge, there are no lawsuits, claims or proceedings pending or threatened against FAS that individually or in the aggregate would have a material adverse effect upon the business of FAS or on the ability of FAS to consummate the transactions contemplated by the Stock Purchase Agreement.

     g. Except for such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery, and performance of the Documents by FAS and the Shareholders will not (i) violate any provision of the Articles of Incorporation or By-Laws of FAS; (ii) violate, conflict with or result in the breach of any of the terms or conditions or result in modification of the effect, or otherwise give any other contracting party, other than Dukane Corporation, the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under any material instrument, contract or other agreement known to us to which FAS is a party or to which it may be bound or subject; (iii) violate any law, ordinance or regulation or, to the best of my knowledge, any order, judgment, injunction, decree or other requirement of any court, arbitrator or of any governmental or regulatory body applicable to FAS;
(iv) require any filing with, notice to, or permit, consent to or approval of, any governmental or regulatory body; or (v) result in the creation of any lien or other encumbrance on the assets of properties of FAS, excluding from the foregoing clauses (ii), (iii), (iv and (v) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the business of FAS or on the ability of FAS and the Shareholders to consummate the transactions contemplated by the Documents.

     h. In the absence of any intent to defraud, the delivery of the certificates representing the Shares and the endorsements thereof by the Shareholders and the consummation of the actions contemplated by the Stock Purchase Agreement will be legally sufficient to convey title to all of the shares to Uniphase.

     I express no opinion as to matters governed by any laws other than the substantive laws of the State of Illinois and federal laws of the United States which are in effect on the date hereof.

          This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent.


Yours sincerely,



Timothy P. McHugh

                                   EXHIBIT E

                              __________ ___, 1996



Fiberoptic Alignment Solutions, Inc.
203 Oswald Avenue
Batavia, Illinois 10510
Attention:  Aaron Hollander


Ladies and Gentlemen:

          We are furnishing this opinion to you pursuant to the Stock Purchase Agreement dated as of May ___, 1996 (the "Stock Purchase Agreement") among Fiberoptic Alignment Solutions, Inc., ("FAS"), an Illinois corporation, Uniphase Corporation, ("Uniphase"), a Delaware corporation, and all holders of the outstanding shares (the "Shares") of the common stock of FAS (individually a "Shareholder", collectively the "Shareholders"), providing for the purchase of the Shares by Uniphase (the "Purchase"). Capitalized terms not otherwise defined herein have the meanings set forth in the Stock Purchase Agreement.

          We have acted as counsel to Uniphase in connection with the preparation, execution and delivery of the Stock Purchase Agreement, the Escrow Agreement and the Non-Compete Agreements (the "Documents") and consummation of the transactions contemplated thereby. In addition, we have examined such records, documents and certificates of public officials, made such inquiries of officials of Uniphase and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

          We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents (other than Uniphase) has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party.

          Our opinion in paragraph (a) below as to the qualification and good standing of Uniphase is based upon certificates of public officials in the states referred to in that paragraph.

          Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of Uniphase and none of Michael C. Phillips, Stephan Goeckeler, or Janet S. Herman (the attorneys performing significant substantive work in connection with such representation) has acquired actual knowledge of the existence or absence of such facts. We

__________________________
________ ___, 1996
Page 2


have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Uniphase.

     The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

     (1) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

     (2) We express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

     (3) We express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Documents.

     (4) We express no opinion as to the enforceability of provisions of the Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more remedies.

     (5) We express no opinion as to the enforceability of a requirement that provisions of the Documents may only be modified in writing to the extent that an oral agreement has been entered into modifying provisions of the Document.

     Based upon and subject to the foregoing, we are of the opinion that:

     a. Uniphase is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to enter into and perform the Documents.

     b. The execution and delivery of the Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Uniphase. The Documents have been duly executed and delivered by Uniphase and constitute the valid and binding obligation of Uniphase, enforceable against Uniphase in accordance with its terms.

     We express no opinion as to matters governed by any laws other than the substantive laws of the State of California, the General Corporation Law of the State of Delaware and federal laws of the United States which are in effect on the date hereof.

__________________________
________ ___, 1996
Page 3


          This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                    Very truly yours,



                                    Morrison & Foerster

                              AMENDMENT NO. 1 TO

                           STOCK PURCHASE AGREEMENT

                                     among
                             UNIPHASE CORPORATION.

                     FIBEROPTIC ALIGNMENT SOLUTIONS, INC.

                                      and

           THE SHAREHOLDERS OF FIBEROPTIC ALIGNMENT SOLUTIONS, INC.


          This Amendment No. 1 (the "Amendment No. 1") dated and effective as of May 31, 1996, is made by and among Fiberoptic Alignment Solutions, Inc., a corporation organized and existing under the laws of the State of Illinois ("FAS"), Uniphase Corporation, a corporation organized and existing under the laws of the State of Delaware ("Uniphase") and each and every shareholder of FAS identified on the signature pages hereto (individually, a "Shareholder", and, collectively, the "Shareholders").

          Certain capitalized terms in this Amendment No. 1 shall have the meanings ascribed to them in the Stock Purchase Agreement (the "Agreement"), dated and effective as of May 24, 1996, and made by and among the parties hereto.

                                   RECITALS

          WHEREAS, the parties hereto entered into the Agreement and now wish to amend the Agreement and Exhibit B hereto as set forth below;

          NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

                                   AGREEMENT

          1. Section 1.2 of the Agreement shall be, and hereby is, restated in its entirety as follows:

              "PURCHASE PRICE. In consideration of the sale of the Shares by the Shareholders, and in consideration of the representations, warranties and covenants of the Target Corporation and the Shareholders, the Acquiring Corporation agrees to pay to the Shareholders an aggregate consideration of $3,932,184 (the "Purchase Price"). The Purchase Price shall be paid by Uniphase to the Shareholders at the Closing by way of a certified or bank cashier's check or wire transfer ("Same Day Funds") or pursuant to an unsecured promissory note delivered to the Shareholders at Closing in substantially the form attached hereto as Exhibit A-1 and, in the case of the promissory note deliverable to J. Timothy Greaves, Exhibit A-2 (the "Note(s)"). The allocation of the Purchase Price as to amounts and between cash and Notes to each Shareholder is set forth in Exhibit B, as revised and attached to this Amendment No. 1.


     2. Section 9.4(c) shall be, and hereby is, restated in its entirety as follows:

         "(c) Except for claims arising out of an inaccuracy in or breach of a representation or warranty of a Shareholder contained in Article 3 hereof, all indemnification claims under Section 9.2 shall be satisfied in full from amounts off-set against the Notes pursuant to Section 9.6 below, and no person shall have any further right to recovery from any Shareholder. Without limitation of the foregoing, the maximum liability of any Shareholder (other than the Shareholder J. Timothy Greaves as provided in Section 9.4(d) below) for any breach of a representation, warranty or covenant of FAS shall be limited to ten percent (10%) of that portion of the Purchase Price paid or otherwise delivered to such person pursuant to Section 1.2 hereof; and the maximum liability of the Shareholder J. Timothy Greaves (other than as provided in Section 9.4(d) below for any breach of a representation, warranty or covenant of FAS shall be limited to the sum of $457,190.

     3. Section 9.6(a) of the Agreement shall be, and is hereby, restated in its entirety as follows:

         (a) In the event that Acquiring Corporation shall become entitled to indemnification for any Losses pursuant to Section 9.2(a) above prior to the Note Payment Date (as defined below), Acquiring Corporation shall have the right to receive payment and reimbursement from such Losses by way of an off-set against any then outstanding Notes on a pro rata basis against the Shareholders so that the contribution by each Shareholder to such indemnification shall be equal on a percentage basis to that percentages of the total outstanding Shares held by such Shareholder immediately prior to the Closing Date. Following the Note Payment Date, Uniphase shall have the right to pursue any subsequent claims directly against the Shareholders. To the extent amounts are paid from an off-set from the Notes against any Shareholder on the basis of an indemnification claim under Section 9.2(b), such Shareholder agrees that such amounts shall not reduce the amount that such Shareholder is obligated to contribute for indemnification claims pursuant to Section 9.2(a) above.

     4. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original.

     The parties have caused this Agreement to be fully executed and their respective corporate seals, if any, to be affixed hereto as of the date first above written.

SEAL                          Target Corporation

                              FIBEROPTIC ALIGNMENT SOLUTIONS, INC.
ATTEST:

                              By: /s/ Aaron Hollander
                                  ---------------------------------

- --------------------------    Title: President
Secretary                            ------------------------------



SEAL                          Acquiring Corporation
                              UNIPHASE CORPORATION
ATTEST:

                              By: /s/ Joyce Appiah
                                  ---------------------------------

- --------------------------    Title: Vice President and Controller
Secretary                            ------------------------------


SHAREHOLDERS


/s/ Timothy Greaves
- --------------------------
Timothy Greaves


/s/ Aaron Hollander
- --------------------------
Aaron Hollander


/s/ Fred Kautz
- --------------------------
Fred Kautz


/s/ Dan Crews
- --------------------------
Dan Crews


/s/ Steve Seyller
- --------------------------
Steve Seyller

                                   EXHIBIT B

                             SHAREHOLDER SCHEDULE


- --------------------------------------------------------------------------------
   Shareholder     Number of Shares  Total Consideration         Cash/Note
   -----------     ----------------  -------------------         ---------
- --------------------------------------------------------------------------------
Tim Greaves              737.77        $2,307,045.39*      $2,307,045.39  (Note)
- --------------------------------------------------------------------------------
Aaron Hollander          113.64        $  704,216.40       $  633,794.76  (Cash)
                                                           $   70,421.64  (Note)
- --------------------------------------------------------------------------------
Fred Kautz                61.19        $  379,188.68       $  341,269.81  (Cash)
                                                           $   37,918.87  (Note)
- --------------------------------------------------------------------------------
Dan Crews                 43.71        $  270,866.76       $  243,780.09  (Cash)
                                                           $   27,086.68  (Note)
- --------------------------------------------------------------------------------
Steve Seyller             43.71        $  270,866.76       $  243,780.09  (Cash)
                                                           $   27,086.68  (Note)
- --------------------------------------------------------------------------------
TOTAL                   1000.02        $3,932,184.00       $3,932,184.00
- --------------------------------------------------------------------------------

* PAYABLE IN POUNDS STERLING AT WALL STREET JOURNAL COMMERCIAL EXCHANGE RATE (FOR PURCHASE OF POUNDS STERLING WITH U.S. DOLLARS) AS OF THE CLOSING DATE.